Exhibit 99

VF CORPORATION REPORTS FIRST QUARTER FISCAL 2025 RESULTS AND REITERATES FY25 FREE CASH FLOW GUIDANCE
DENVER, August 6, 2024 - VF Corporation (NYSE: VFC) today reported financial results for its first quarter (Q1'FY25) ended June 29, 2024, announcing a quarterly per share dividend of $0.09.
Bracken Darrell, President and CEO, said: "As I complete my first year at VF, I feel more energized than ever. While the business is still down, the rate of decline moderated quarter-over-quarter versus Q4 and across almost all our brands. We advanced further on the Reinvent transformation plan. We are on track to deliver our targeted cost savings and we have addressed one of our top financial priorities to strengthen the balance sheet with the announced sale of Supreme. Together with the first-class leadership team I have built, we are confident we will continue to make progress to return to growth and drive strong, sustainable value creation at VF."
Q1'FY25 Financial Review
•Revenue $1.9 billion, down 9% (down 8% in constant dollars)
◦The North Face® down 3% (down 2% in constant dollars), with global brand DTC up 6% (up 8% in constant dollars), inclusive of broad-based DTC growth in all regions, more than offset by US wholesale
◦Vans® down 21%, reflecting a modest improvement relative to the previous quarter
•Gross margin 52.0%, down 80 basis points
◦Gross margin contraction driven by 60 basis points of unfavorable rate, which includes foreign currency headwinds, and 20 basis points from unfavorable mix
•Operating margin (12.6)%, down 1,220 basis points; adjusted operating margin (4.0)%, down 360 basis points
◦Adjusted operating margin reflects approximately 280 basis points of deleverage and 80 basis points of unfavorable gross margin
•Loss per share $(0.67) vs. Q1'FY24 $(0.15); adjusted loss per share $(0.33) vs. Q1'FY24 $(0.15)
Balance Sheet Review
•Q1'FY25 ending inventories down 24% versus the prior year
•Net debt at the end of Q1'FY25 is $5.3 billion, down by approximately $587 million relative to last year
FY25 Outlook
•The company reiterates guidance for free cash flow plus the proceeds from non-core physical asset sales of approximately $600 million, excluding the impact of the divestiture of Supreme, which is anticipated to be completed by the end of calendar year 2024. Supreme is expected to be reported as discontinued operations beginning in Q2'FY25.
Shareholder Returns
•Return of $35 million to shareholders through cash dividends in Q1'FY25
•VF’s Board of Directors declared a quarterly dividend of $0.09 per share. This dividend will be payable on September 18, 2024, to shareholders of record at the close of business on September 10, 2024. Subject to approval by its Board of Directors, VF intends to continue to pay quarterly dividends.

Summary Revenue Information
(Unaudited)

	Three Months Ended June
(Dollars in millions)	2024	2023	% Change	% Change (constant currency)
Brand:
The North Face®	$524.2	$538.2	(3)%	(2)%
Vans®	581.8	737.5	(21)%	(21)%
Timberland®	229.4	253.8	(10)%	(9)%
Dickies®	116.8	136.6	(15)%	(14)%
Other Brands	455.0	420.2	8%	10%
VF Revenue	$1,907.3	$2,086.3	(9)%	(8)%

Region:
Americas	$1,044.8	$1,183.8	(12)%	(12)%
EMEA	552.9	584.3	(5)%	(5)%
APAC	309.7	318.2	(3)%	2%
VF Revenue	$1,907.3	$2,086.3	(9)%	(8)%
International	$978.9	$1,026.7	(5)%	(3)%

Channel:
DTC	$879.2	$973.6	(10)%	(9)%
Wholesale (a)	1,028.1	1,112.7	(8)%	(7)%
VF Revenue	$1,907.3	$2,086.3	(9)%	(8)%
All references to the three months ended June 2024 relate to the 13-week fiscal period ended June 29, 2024 and all references to the three months ended June 2023 relate to the 13-week fiscal period ended July 1, 2023.

Note: Amounts may not sum due to rounding
(a) Royalty revenues are included in the wholesale channel for all periods.
Webcast Information
VF will host its first quarter fiscal 2025 conference call beginning at 4:30 p.m. Eastern Time today. The conference call will be broadcast live via the Internet, accessible at ir.vfc.com. For those unable to listen to the live broadcast, an archived version will be available at the same location.
About VF
Founded in 1899, VF Corporation is one of the world’s largest apparel, footwear and accessories companies connecting people to the lifestyles, activities and experiences they cherish most through a family of iconic outdoor, active and workwear brands including The North Face®, Vans®, Timberland® and Dickies®. Our purpose is to power movements of sustainable and active lifestyles for the betterment of people and our planet. We connect this purpose with a relentless drive to succeed to create value for all stakeholders and use our company as a force for good. For more information, please visit vfc.com.
Financial Presentation Disclosure
All per share amounts are presented on a diluted basis. This release refers to “reported” and “constant dollar” or "constant currency" amounts, terms that are described under the heading below “Constant Currency - Excluding the Impact of Foreign Currency.” Unless otherwise noted, “reported” and “constant dollar” or "constant currency" amounts are the same. This release also refers to “adjusted” amounts, a term that is described under the heading below “Adjusted Amounts - Excluding Reinvent, Noncash Impairment Charges, and Transaction and Deal Related Activities.” Unless otherwise noted, “reported” and “adjusted” amounts are the same.
Constant Currency - Excluding the Impact of Foreign Currency
This release refers to “reported” amounts in accordance with U.S. generally accepted accounting principles (“GAAP”), which include translation and transactional impacts from foreign currency exchange rates. This release also refers to both

“constant dollar” and "constant currency" amounts, which exclude the impact of translating foreign currencies into U.S. dollars. Reconciliations of GAAP measures to constant currency amounts are presented in the supplemental financial information included with this release, which identifies and quantifies all excluded items, and provides management’s view of why this information is useful to investors.
Adjusted Amounts - Excluding Reinvent, Noncash Impairment Charges, and Transaction and Deal Related Activities
The adjusted amounts in this release exclude costs related to Reinvent, VF's transformation program. Costs, including exit costs and project-related costs, were approximately $18 million in the first quarter of fiscal 2025.
The adjusted amounts in this release exclude noncash impairment charges related to the Supreme reporting unit goodwill and indefinite-lived trademark intangible asset of approximately $145 million in the first quarter of fiscal 2025.
The adjusted amounts in this release exclude transaction and deal related activities associated with the review of strategic alternatives for the Global Packs business, consisting of the Kipling®, Eastpak® and JanSport® brands. Total transaction and deal related activities include costs of approximately $0.5 million in the first quarter of fiscal 2025.
Combined, the above items negatively impacted loss per share by $0.34 during the first quarter of fiscal 2025. All adjusted amounts referenced herein exclude the effects of these amounts.
Reconciliations of measures calculated in accordance with GAAP to adjusted amounts are presented in the supplemental financial information included with this release, which identifies and quantifies all excluded items, and provides management’s view of why this information is useful to investors. The company also provides guidance on a non-GAAP basis as we cannot predict certain elements which are included in reported GAAP results. VF defines free cash flow as cash flow from operations less capital expenditures and software purchases and defines net debt as short and long term borrowings less cash and cash equivalents.
Forward-looking Statements
Certain statements included in this release are "forward-looking statements" within the meaning of the federal securities laws. Forward-looking statements are made based on our expectations and beliefs concerning future events impacting VF and therefore involve several risks and uncertainties. You can identify these statements by the fact that they use words such as “will,” “anticipate,” "believe," “estimate,” “expect,” “should,” and “may” and other words and terms of similar meaning or use of future dates, however, the absence of these words or similar expressions does not mean that a statement is not forward-looking. All statements regarding VF’s plans, objectives, projections and expectations relating to VF’s operations or financial performance, and assumptions related thereto are forward-looking statements. We caution that forward-looking statements are not guarantees and that actual results could differ materially from those expressed or implied in the forward-looking statements. VF undertakes no obligation to publicly update or revise any forward-looking statements, whether as a result of new information, future events or otherwise, except as required by law. Potential risks and uncertainties that could cause the actual results of operations or financial condition of VF to differ materially from those expressed or implied by forward-looking statements include, but are not limited to: the level of consumer demand for apparel and footwear; disruption to VF’s distribution system; changes in global economic conditions and the financial strength of VF’s consumers and customers, including as a result of current inflationary pressures; fluctuations in the price, availability and quality of raw materials and finished products; disruption and volatility in the global capital and credit markets; VF’s response to changing fashion trends, evolving consumer preferences and changing patterns of consumer behavior; VF's ability to maintain the image, health and equity of its brands, including through investment in brand building and product innovation; intense competition from online retailers and other direct-to-consumer business risks; increasing pressure on margins; retail industry changes and challenges; VF's ability to execute our Reinvent transformation program and other business priorities, including measures to streamline and right-size our cost base and strengthen the balance sheet while reducing leverage, including any sale of the Supreme® brand business; VF’s ability to successfully establish a global commercial organization, and identify and capture efficiencies in our business model; any inability of VF or third parties on which we rely, to maintain the strength and security of information technology systems; the fact that VF’s facilities and systems, and those of third parties on which we rely, are frequent targets of cyber-attacks of varying levels of severity, and may in the future be vulnerable to such attacks, and any inability or failure by us or such third parties to anticipate or detect data or information security breaches or other cyber-attacks, including the cyber incident that was reported by VF in December 2023, could result in data or financial loss, reputational harm, business disruption, damage to our relationships with customers, consumers, employees and third parties on which we rely, litigation, regulatory investigations, enforcement actions or other negative impacts; any inability by VF or third parties on which we rely to properly collect, use, manage and secure business, consumer and employee data and comply with privacy and security regulations; VF’s ability to adopt new technologies, including artificial intelligence, in a competitive and responsible manner; foreign currency fluctuations; stability of VF's vendors' manufacturing facilities and VF's ability to establish and maintain effective supply chain capabilities; continued use by VF’s suppliers of ethical business practices; VF’s ability to accurately forecast demand for products; actions of activist and other shareholders; VF's ability to recruit, develop or retain key executive or employee talent or successfully transition executives; continuity of members of VF’s management; changes in the availability and cost of labor; VF’s ability to protect trademarks and other intellectual property rights; possible goodwill and other asset impairment such as the impairment charges related to the Supreme reporting unit goodwill and indefinite-lived trademark intangible asset; maintenance by VF’s licensees and distributors of the value of VF’s brands; VF’s ability to execute acquisitions and dispositions, integrate acquisitions and manage its brand portfolio, including the proposed sale of the Supreme® brand business; whether and when the required regulatory approvals for the proposed sale of the Supreme® brand business will be obtained, whether and when the closing conditions will be satisfied and whether and when the proposed sale of the Supreme® brand business will close, if at all; our ability to execute, and realize benefits, successfully, or at all, from the proposed sale of the Supreme® brand business; business resiliency in response to natural or man-made economic, public health, cyber, political or environmental disruptions; changes in tax laws and additional tax liabilities; legal, regulatory, political, economic, and geopolitical risks, including those related to the current conflicts in Ukraine and the Middle East and tensions between the U.S. and China; changes to laws and regulations; adverse or unexpected weather conditions, including any potential effects from climate change; VF's indebtedness and its ability to obtain financing on favorable terms, if needed, could prevent VF from fulfilling its financial obligations; VF's ability to pay and declare dividends or repurchase its stock in the future; climate change and increased focus on environmental, social and governance issues; VF's ability to execute on its sustainability strategy and achieve its sustainability-related goals and targets; risks arising from the widespread outbreak of an illness or any other communicable disease, or any other public health crisis, including the coronavirus (COVID-19) global pandemic; and tax risks associated with the spin-off of our Jeanswear business completed in 2019. More information on potential factors that could affect VF’s financial results is included from time to time in VF’s public reports filed with the SEC, including VF’s Annual Report on Form 10-K, and Quarterly Reports on Form 10-Q, and Forms 8-K filed or furnished with the SEC.

Investor Contact:
Allegra Perry
ir@vfc.com

Media Contact:
Colin Wheeler
corporate_communications@vfc.com

VF CORPORATION
Condensed Consolidated Statements of Operations
(Unaudited)
(In thousands, except per share amounts)

	Three Months Ended June
	2024	2023
Net revenues	$1,907,301	$2,086,336
Costs and operating expenses
Cost of goods sold	915,643	985,269
Selling, general and administrative expenses	1,086,551	1,110,059
Impairment of goodwill and intangible assets	145,000	—
Total costs and operating expenses	2,147,194	2,095,328
Operating loss	(239,893)	(8,992)
Interest expense, net	(55,677)	(49,719)
Other income (expense), net	(1,950)	(3,567)
Loss before income taxes	(297,520)	(62,278)
Income tax benefit	(38,634)	(4,853)
Net loss	$(258,886)	$(57,425)
Net loss per common share (a)
Basic	$(0.67)	$(0.15)
Diluted	$(0.67)	$(0.15)
Weighted average shares outstanding
Basic	388,741	388,160
Diluted	388,741	388,160
Cash dividends per common share	$0.09	$0.30

Basis of presentation of condensed consolidated financial statements: VF operates and reports using a 52/53 week fiscal year ending on the Saturday closest to March 31 of each year. For presentation purposes herein, all references to the three months ended June 2024 and June 2023 relate to the 13-week fiscal period ended June 29, 2024 and the 13-week fiscal period ended July 1, 2023, respectively. References to March 2024 relate to information as of March 30, 2024.

(a) Amounts have been calculated using unrounded numbers.

VF CORPORATION
Condensed Consolidated Balance Sheets
(Unaudited)
(In thousands)

	June	March	June
	2024	2024	2023
ASSETS
Current assets
Cash and equivalents	$637,420	$674,605	$806,529
Accounts receivable, net	1,055,571	1,273,965	1,214,223
Inventories	2,110,598	1,766,366	2,787,021
Other current assets	545,542	512,011	405,784
Total current assets	4,349,131	4,226,947	5,213,557
Property, plant and equipment, net	794,212	823,886	943,163
Goodwill and intangible assets, net	3,932,547	4,088,896	4,614,442
Operating lease right-of-use assets	1,332,950	1,330,361	1,349,725
Other assets	1,132,523	1,142,873	1,923,011
Total assets	$11,541,363	$11,612,963	$14,043,898
LIABILITIES AND STOCKHOLDERS' EQUITY
Current liabilities
Short-term borrowings	$263,709	$263,938	$58,520
Current portion of long-term debt	1,749,601	1,000,721	928,736
Accounts payable	1,157,755	817,128	1,282,313
Accrued liabilities	1,237,909	1,375,192	1,546,866
Total current liabilities	4,408,974	3,456,979	3,816,435
Long-term debt	3,940,668	4,702,284	5,722,448
Operating lease liabilities	1,167,415	1,156,858	1,155,852
Other liabilities	636,401	638,477	632,400
Total liabilities	10,153,458	9,954,598	11,327,135
Stockholders' equity	1,387,905	1,658,365	2,716,763
Total liabilities and stockholders' equity	$11,541,363	$11,612,963	$14,043,898

VF CORPORATION
Condensed Consolidated Statements of Cash Flows
(Unaudited)
(In thousands)

	Three Months Ended June
	2024	2023
Operating activities
Net loss	$(258,886)	$(57,425)
Impairment of goodwill and intangible assets	145,000	—
Depreciation and amortization	67,781	67,075
Reduction in the carrying amount of right-of-use assets	92,495	95,728
Other adjustments, including changes in operating assets and liabilities	(26,560)	58,197
Cash provided by operating activities	19,830	163,575
Investing activities
Proceeds from sale of assets	45,596	1,170
Capital expenditures	(25,187)	(61,763)
Software purchases	(16,106)	(22,827)
Other, net	(15,364)	(7,142)
Cash used by investing activities	(11,061)	(90,562)
Financing activities
Net increase (decrease) from short-term borrowings and long-term debt	(505)	46,415
Cash dividends paid	(35,015)	(116,575)
Proceeds from issuance of Common Stock, net of payments for tax withholdings	(1,924)	(1,725)
Cash used by financing activities	(37,444)	(71,885)
Effect of foreign currency rate changes on cash, cash equivalents and restricted cash	(8,340)	(9,326)
Net change in cash, cash equivalents and restricted cash	(37,015)	(8,198)
Cash, cash equivalents and restricted cash – beginning of year	676,957	816,319
Cash, cash equivalents and restricted cash – end of period	$639,942	$808,121

VF CORPORATION
Supplemental Financial Information
Reportable Segment Information
(Unaudited)
(In thousands)

	Three Months Ended June		% Change	% Change Constant Currency (a)
	2024	2023
Segment revenues
Outdoor	$790,199	$829,697	(5)%	(4)%
Active	942,139	1,066,009	(12)%	(11)%
Work	174,963	190,630	(8)%	(8)%
Total segment revenues	$1,907,301	$2,086,336	(9)%	(8)%
Segment profit (loss)
Outdoor	$(83,415)	$(43,661)
Active	98,549	123,782
Work	5,328	6,831
Total segment profit	20,462	86,952
Impairment of goodwill and intangible assets	(145,000)	—
Corporate and other expenses	(117,305)	(99,511)
Interest expense, net	(55,677)	(49,719)
Loss before income taxes	$(297,520)	$(62,278)

(a) Refer to constant currency definition on the following pages.

VF CORPORATION
Supplemental Financial Information
Reportable Segment Information – Constant Currency Basis
(Unaudited)
(In thousands)

	Three Months Ended June 2024
	As Reported	Adjust for Foreign
	under GAAP	Currency Exchange	Constant Currency
Segment revenues
Outdoor	$790,199	$6,688	$796,887
Active	942,139	8,682	950,821
Work	174,963	883	175,846
Total segment revenues	$1,907,301	$16,253	$1,923,554
Segment profit (loss)
Outdoor	$(83,415)	$788	$(82,627)
Active	98,549	2,918	101,467
Work	5,328	(30)	5,298
Total segment profit	20,462	3,676	24,138
Impairment of goodwill and intangible assets	(145,000)	—	(145,000)
Corporate and other expenses	(117,305)	(711)	(118,016)
Interest expense, net	(55,677)	—	(55,677)
Loss before income taxes	$(297,520)	$2,965	$(294,555)
Diluted net loss per share growth	(350)%	4%	(346)%

Constant Currency Financial Information
VF is a global company that reports financial information in U.S. dollars in accordance with GAAP. Foreign currency exchange rate fluctuations affect the amounts reported by VF from translating its foreign revenues and expenses into U.S. dollars. These rate fluctuations can have a significant effect on reported operating results. As a supplement to our reported operating results, we present constant currency financial information, which is a non-GAAP financial measure that excludes the impact of translating foreign currencies into U.S. dollars. We use constant currency information to provide a framework to assess how our business performed excluding the effects of changes in the rates used to calculate foreign currency translation. Management believes this information is useful to investors to facilitate comparison of operating results and better identify trends in our businesses.
To calculate foreign currency translation on a constant currency basis, operating results for the current year period for entities reporting in currencies other than the U.S. dollar are translated into U.S. dollars at the average exchange rates in effect during the comparable period of the prior year (rather than the actual exchange rates in effect during the current year period).
These constant currency performance measures should be viewed in addition to, and not in lieu of or superior to, our operating performance measures calculated in accordance with GAAP. The constant currency information presented may not be comparable to similarly titled measures reported by other companies.

VF CORPORATION
Supplemental Financial Information
Reconciliation of Select GAAP Measures to Non-GAAP Measures - Three Months Ended June 2024
(Unaudited)
(In thousands, except per share amounts)

Three Months Ended June 2024	As Reported under GAAP	Reinvent (a)	Impairment Charges (b)	Transaction and Deal Related Activities (c)	Adjusted
Revenues	$1,907,301	$—	$—	$—	$1,907,301

Gross profit	991,658	412	—	—	992,070
Percent	52.0%				52.0%

Operating loss	(239,893)	17,849	145,000	490	(76,554)
Percent	(12.6)%				(4.0)%

Diluted loss per share (d)	(0.67)	0.04	0.30	—	(0.33)

(a) Costs related to Reinvent, VF's transformation program, including exit costs and project-related costs, were $17.8 million in the three months ended June 2024. These costs related primarily to severance and employee-related benefits. Reinvent resulted in a net tax benefit of $4.1 million in the three months ended June 2024.

(b) VF recognized noncash impairment charges related to the Supreme reporting unit goodwill and indefinite-lived trademark intangible asset of $145.0 million during the three months ended June 2024. The goodwill impairment charge related to the estimates of fair value subsequently confirmed by the transaction price in the definitive agreement for EssilorLuxottica to acquire the Supreme® brand business signed on July 16, 2024, and the indefinite-lived trademark intangible asset impairment charge related to an increase in the market-based discount rate applied. The impairment charges resulted in a net tax benefit of $27.9 million in the three months ended June 2024.

(c) Transaction and deal related activities reflect activities associated with the review of strategic alternatives for the Global Packs business, consisting of the Kipling®, Eastpak® and JanSport® brands, which totaled $0.5 million for the three months ended June 2024. The transaction and deal related activities resulted in a net tax benefit of $0.1 million in the three months ended June 2024.

(d) Amounts shown in the table have been calculated using unrounded numbers. The diluted loss per share impacts were calculated using 388,741,000 weighted average common shares for the three months ended June 2024.

Non-GAAP Financial Information
The financial information above has been presented on a GAAP basis and on an adjusted basis, which excludes the impact of Reinvent, impairment charges and transaction and deal related activities. The adjusted presentation provides non-GAAP measures. Management believes these measures provide investors with useful supplemental information regarding VF's underlying business trends and the performance of VF's ongoing operations and are useful for period-over-period comparisons of such operations.
Management uses the above financial measures internally in its budgeting and review process and, in some cases, as a factor in determining compensation. While management believes that these non-GAAP financial measures are useful in evaluating the business, this information should be considered as supplemental in nature and should be viewed in addition to, and not in lieu of or superior to, VF's operating performance measures calculated in accordance with GAAP. In addition, these non-GAAP financial measures may not be the same as similarly titled measures presented by other companies.

VF CORPORATION
Supplemental Financial Information
Reconciliation of Select GAAP Measures to Non-GAAP Measures - Three Months Ended June 2023
(Unaudited)
(In thousands, except per share amounts)

Three Months Ended June 2023	As Reported under GAAP	Transaction and Deal Related Activities (a)	Adjusted
Revenues	$2,086,336	$—	$2,086,336

Gross profit	1,101,067	—	1,101,067
Percent	52.8%		52.8%

Operating loss	(8,992)	1,118	(7,874)
Percent	(0.4)%		(0.4)%

Diluted loss per share (b)	(0.15)	—	(0.15)

(a) Transaction and deal related activities reflect activities associated with the review of strategic alternatives for the Global Packs business, consisting of the Kipling®, Eastpak® and JanSport® brands, which totaled $1.1 million for the three months ended June 2023. The transaction and deal related activities resulted in a net tax benefit of $0.3 million in the three months ended June 2023.

(b) Amounts shown in the table have been calculated using unrounded numbers. The diluted loss per share impacts were calculated using 388,160,000 weighted average common shares for the three months ended June 2023.

Non-GAAP Financial Information
The financial information above has been presented on a GAAP basis and on an adjusted basis, which excludes the impact of transaction and deal related activities. The adjusted presentation provides non-GAAP measures. Management believes these measures provide investors with useful supplemental information regarding VF's underlying business trends and the performance of VF's ongoing operations and are useful for period-over-period comparisons of such operations.
Management uses the above financial measures internally in its budgeting and review process and, in some cases, as a factor in determining compensation. While management believes that these non-GAAP financial measures are useful in evaluating the business, this information should be considered as supplemental in nature and should be viewed in addition to, and not in lieu of or superior to, VF's operating performance measures calculated in accordance with GAAP. In addition, these non-GAAP financial measures may not be the same as similarly titled measures presented by other companies.

VF CORPORATION
Supplemental Financial Information
Top 4 Brand Revenue Information
(Unaudited)

	Three Months Ended June 2024
Top 4 Brand Revenue Growth	Americas	EMEA	APAC	Global
The North Face®
% change	(10)%	(6)%	30%	(3)%
% change constant currency*	(10)%	(6)%	35%	(2)%
Vans®
% change	(25)%	(3)%	(29)%	(21)%
% change constant currency*	(25)%	(3)%	(27)%	(21)%
Timberland®
% change	2%	(16)%	(25)%	(10)%
% change constant currency*	2%	(15)%	(21)%	(9)%
Dickies®
% change	(13)%	(3)%	(35)%	(15)%
% change constant currency*	(13)%	(2)%	(32)%	(14)%
*Refer to constant currency definition on previous pages.

VF CORPORATION
Supplemental Financial Information
Geographic and Channel Revenue Information
(Unaudited)

	Three Months Ended June 2024
	% Change	% Change Constant Currency*
Geographic Revenue Growth
Americas	(12)%	(12)%
EMEA	(5)%	(5)%
APAC	(3)%	2%
Greater China	0%	4%
International	(5)%	(3)%
Global	(9)%	(8)%

	Three Months Ended June 2024
	% Change	% Change Constant Currency*
Channel Revenue Growth
Wholesale (a)	(8)%	(7)%
Direct-to-consumer	(10)%	(9)%
Digital	(5)%	(4)%

	As of June
	2024	2023
DTC Store Count
Total	1,175	1,250

*Refer to constant currency definition on previous pages.
(a) Royalty revenues are included in the wholesale channel for all periods.